SUPPLY AGREEMENT
                                ----------------

THIS AGREEMENT is made as of the 7th day of December, 2011.

BETWEEN:

                ecoTech Energy Group (Canada) Inc, a British Columbia company having an office at 101 - 26633 Gloucester Way, Langley, British Columbia, V4W 3S8

                (the "EEGC")
                                                               OF THE FIRST PART

AND:

                Overwaitea Food Group Limited Partnership, a British Columbia company having an office at 19855 92A Avenue, Langley, British Columbia, V1M3B6

                (the "OWFG")

                                                              OF THE SECOND PART

WHEREAS:

A. The OWFG operates a grocery business in western Canada under the name "Overwaitea Food Group".

B. The OWFG wishes to purchase from the EEGC and the EEGC has agreed to supply to the OWFG, Products for the OWFG's business on the terms and conditions set out herein.

C. EEGC has developed proprietary biomass energy and fresh food propagation systems and methods, that deliver quality and quantifiable advantages in the sector of fresh vegetable and fresh Fish reproduction, growth, nutrients and grow-environment cleanliness, with no pollution or mutation from artificial, chemical or fossil hydrocarbon fuel-derived pesticides, herbicides or synthetic growth inducements, (commonly called "fertilizers"), utilizing indoor protected hydroponic aquaculture and aquaponics (crossover) "all-natural sustenance" methodologies customized from proven systems developed by, among others, HydroNov Inc., of Mirabel, Quebec and the Alberta Government Crop Diversification Division.

D. EEGC describes the ecoGROW system as a unique blend of the heretofore developed systems, plus the additions of propagation of shrimp, zooplankton and phytoplankton and culture of natural micro-organisms, nutrients, vermiculture and pest predators.

E. Beyond Organic - is the term used by EEGC in the context of this Agreement to include all of the conventionally described attributes of growing fauna and flora in an environment that does not use fossil fuel, pharmaceutical or industrial chemical-derived growth accelerants, concentrated hormones or other chemically processed industrial minerals for pest and parasite destruction and disease control; but differs from legally described "Organic" food due to being not grown in a soil or conventional tilth medium, as described in law in the term "Organic",

F. ecoGROW Food Circle; (ecoGROW is a trade name of EEGC), describes the water- borne application or feeding of naturally occurring nutrients to fish, vegetables, crustacean products and their lower food chain natural prey or foodstuffs to produce an all-natural range of fish, shrimp and produce for sale, protected from disease and pestilence using non-invasive regional pest predators and natural immunity build-up from proven natural sources.

G. EEGC offers indoor, airborne-pollution-protected, optimum growing conditions; with species-specific temperature control, low energy consumption, species-specific optimum lighting, provided by proprietary biomass fuelled thermal energy that enables hydroponic and aquaculture with off-grid independence where necessary and no spill of conventional greenhouse "light pollution"; natural air and water medium filtration and food cleanliness derived from a myriad of technologies, which when compiled with the combination of the technologies compiled for the ecoGROW Food Circle natural fresh foods production system, gives a unique and proprietary "trade secret" production method.

(The processes and rights to the use of the processes described in Recitals C, D, E, F and 0, are hereinafter together referred to as the "Process").

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       INTERPRETATION

1.1      Definitions.

         Unless  the  context  otherwise  requires,   the  following  terms  and
         expressions shall have the meanings set forth below wherever used in this Agreement:

         (a) "Products" means all goods acquired by OWFG from EEGC for sale in the ordinary course of OWFG's business and without limiting the foregoing, includes without imitation, all of the listed produce, fish and shrimp as identified in Schedule "A".

1.2      Governing Law.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the Province of British Columbia over any action or proceeding arising out of or relating to this Agreement and the parties hereto irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts of the Province of British Columbia.

2.       SUPPLY OF PRODUCTS

2.1      Products.

         EEGC agrees with the OWFG, to grow/produce and supply Products to the OWFG, including without limitation those Products, quantities, grades and specifications as respectively stated in the following schedules:

         Schedule "A" - Products
         Schedule "B" - Products Volume
         Schedule "C" - Products Specifications

         as may be amended from time to time. Such Products supplied by EEOC shall be high quality Products that meet OWFG's specifications, to be grown/produced using the Process at EEOC's McBride, British Columbia, facility, on a timely basis and in such quantities as may be requested by the OWFG from time to time, at the agreed cost, as stated in the aforesaid schedules.

2.2      Variety/Type/Specification/Volume of Products.

         EEOC shall grow/produce such variety/type/specification/volume of Products as OWFG may request from time to time including without limitation those Products, volumes and grades as stated in Schedule "A", Schedule "B" and Schedule "C" attached hereto.

2.3      Purchase Volume of Products.

          a) Provided that the EEGC is able to provide a continuous supply of high quality Products on a timely basis that meet OWFG's needs and specifications, grown/produced through the Process at EEOC's McBride, British Columbia, facility, OWFG agrees to purchase such Products from EEGC at the prices agreed to by the parties in this Agreement. EEOC and OWFG agree that notwithstanding anything stated in this Agreement, the volume of Products purchased by OWFG as stated in Schedules "A" and "B" hereto will be gradually phased in over a two year period, during which time OWFG may continue to source and purchase products, that would otherwise be able to be supplied by EEGC, in such quantity and selection as OWFG may deem fit, from its existing suppliers. Such two year period shall be calculated as commencing from the commencement date of the delivery of the first delivery of Products by EEGC in which EEGC is able to provide to OWFG, consistent volume and consistent quality of Products that meets OWFG's specifications, as may be ordered by OWFG from time to time.

          b) As EEGC is able to grow/produce more volume of Products from its McBride, British Columbia facility, EEGC shall offer such excess volume of Products firstly to OWFG to purchase. In the event OWFG is unable or does not wish to purchase such excess volume of Products from EEOC, then in such case, EEGC shall be entitled to sell such Products to a third party, but only with the prior written consent of OWFG, at its sole discretion.

               In the event that there is a sale by EEGC to a third party of any products grown/produced through the Process from EEGC's McBride, British Columbia facility:

               (i) such products cannot be offered or sold to such third party on better terms and conditions than offered to OWFG; and

               (ii) upon the sale of any such  products to a third  party,  EEGC shalt pay to OWFG, 20% of EEGC's Not Profits (as defined below) from the sale of such products.

         The term "Net Profits" as stated above means earnings before interest, taxes, depreciation and amortization (EBITDA), calculated by EEGC, acting reasonably and in good faith, allocating all of its costs on a basis that is equitable and reflective of the actual and true costs incurred in relation to growing, producing, selling and distributing products, such that EEGC does not allocate any different costs to the same products sold to different customers.

2.4      Lower Cost Suppliers.

         In the event OWFG is able to source similar products of similar quality (without consideration that such other products are not grown/produced using the Process or anything similar thereto) at a lower cost to OWFG, EEGC agrees to reduce the cost of its Products to at least match the price of products that OWFG would be able to purchase elsewhere. EEGC shall keep the price of such Products reduced for so long as OWFG a able to purchase alternate similar products from other suppliers at a lower cost.

2.5      Failure to Meet Product Quality and Volumes,

         In the event EEGC fails to meet OWFG's quality and/or volume requirements for Products, as may be demanded by OWFG from time to time, OWFG shall not be obligated to purchase Products from EEOC, and OWFG may source alternate products from other suppliers as OWFG in its discretion deems fit, without any liability to EEOC.

2.6      Failure to Meet Products Specifications.

         In the event, the Products fail to meet the specifications for such Products, as may be required by OWFG, OWFG may refuse to accept such Products without any liability to EEOC. Alternatively, if OWFG is prepared to accept the Products, OWFG, acting reasonably, may re-grade the Products, and pay a reduced cost for the re-graded Products consistent with a lower value attributable to such re-graded Products.

         OWFG, may revise its specifications for the Products, as well as the quantity and type of Products needed from time to time to meet OWFG's requirements. In case of such changes, OWFG will provide EEGC with ninety (90) days prior notice of such change of specifications for the Products.

2.7      Delivery of Products.

         All Products delivered to OWFG by EEOC, shall be delivered FOB to OWFG's designated Langley warehouse or such other location as otherwise directed in advance by OWFG. It is understood and agreed by EEOC and OWFG, that the cost of Products stated in Schedule "A" is inclusive of the delivery cost and that the Products are to be delivered OWFG in a "ready to sell"/"finished" form.

         In the event OWFG, in its discretion, chooses to pick up the Products rather than to have them delivered, the cost of the Products picked up by OWFG will accordingly be reduced by the delivery cost that is otherwise included into the cost of the Products,

2.8      Failure to Deliver.

         Notwithstanding anything in this Agreement to the contrary, to the extent that the EEOC fails, for whatever reason (save only the default of OWFG) to deliver such Products, within 48 hours (Sundays and statutory holidays excluded) of OWFG ordering the Products (as per the OWFG order delivery process), OWFG shall be entitled to any and all damages that it may suffer as a result of the failure of EEOC to meet such deadline. In the event EEGC fails to deliver Products to OWFG on a timely basis, OWFG, has the right to purchase and obtain products from any alternate source of supply as the OWFG in its sole discretion deems fit.

2.9      Shortfall Payment.

         In the event OWFG is required to purchase products from an alternate supplier as a result of the failure of EEGC to supply Products of the quality, quantity, specification and/or type required by OWFG on a timely basis, for any reason whatsoever, other than a reason that is beyond the reasonable control of EEGC, EEGC shall forthwith pay to OWFG any additional costs that OWFG incurred to purchase products from an alternate supplier as a result of EEOC's failure to supply Products. In this regard, EEGC hereby authorizes OWFG to deduct such costs from any monies payable or owing to EEOC by OWFG.

2.10     Input Cost Adjustments.

         In the event of a change in the input costs of the production Process of the Products due to circumstances beyond EEGC's control, EEOC shall, upon 30 days written notice to OWFG detailing such increase of input costs, be entitled to add such direct input costs, without further mark-ups or charges of any kind, onto the cost of the Products payable by OWFG. In the event input costs are reduced, EEOC shall forthwith provide written notice to OWFG detailing such decrease of input costs, and such savings shall proportionately be adjusted from the price of the Products to reflect such lower input costs. Other than as stated in this paragraph 2.10 or by mutual agreement of the parties, in no event shall the costs of the Products to OWFG, exceed those costs stated in Schedule "A".

2.11     Audit Rights.

         OWFG shall be entitled upon written notice to EEGC, to audit the records and books of EEOC relating to the McBride, British Columbia facility to review EEGC's sales, costs and profits. In the event the audit discloses any material discrepancies/inconsistencies, EEGC shall be responsible to pay any shortfall owing to OWFO, if any, and shall also be responsible for paying for OWFG's costs incurred for performing such an audit.

3.       PAYMENT OF PRODUCTS

         3.1 All Products purchased by OWFG from EEOC pursuant to the terms of this Agreement shall be payable by OWFG within 30 days of both the delivery and receipt of the Products at OWFG's designated delivery location (net 30 days).

4.       METHOD OF PRODUCTION OF PRODUCTS

4.1      Use of the Process.

         EEOC represents and warrants to OWFG that all Products produced for sale and supplied to OWFG pursuant to this Agreement, shall be produced by EEOC using the Process.

5.       INTELLECTUAL PROPERTY RIGHTS TO THE PROCESS

5.1      Ownership Rights to the Process.

         EEGC represents and warrant to OWFG that EEGC either owns or has a perpetual license to use all intellectual property rights to and related to the Process and that all Products grown/produced and supplied to OWFG pursuant to this Agreement using the Process, will have been grown/produced by means of the Process.

5.2      Right to License and Sell Intellectual Property Rights.

         EEGC has the full right and authority at its discretion to license and to sell, transfer and assign the intellectual property rights to the entire Process to OWFG, and to enter into and to carry out the terms of this Agreement as well as to grant all the rights stated in the Agreement to OWFG.

         EEOC hereby consents to and authorizes OWFG, at OWFG's discretion, to promote and advertise the Products in such manner as OWFG in its sole discretion deems fit, including without limitation, to promote and advertise the Products on the basis that the Products were grown/produced using the Process,

6.       TERM AND TERMINATION

6.1      Term and Termination.

         This Agreement shall be effective for a five (5) year term commencing from the commencement date of the delivery of the first delivery of Products by EEGC in which EEOC is able to provide to OWFG, consistent volume and consistent quality of Products that meets OWFG's specifications, as may be ordered by OWFG from time to time, OWFG shall have the option of renewing this Agreement for up to ten (10) further terms of one (1) year each, upon the same terms and conditions contained herein except this right of renewal, such option to be exercised by the OWFG at least three (3) months prior to the expiration of the original/renewal term, as the case may be. Notwithstanding the term set out herein, the OWFG may, at its option, terminate this Agreement upon providing to EEOC, 30 days prior written notice.

7.       NEGOTIATIONS FOR PURCHASE OF MCBRIDE, BRITISH COLUMBIA, FACILITY

7.1      Negotiations  for  Sale  and  Purchase  of  McBride,  British  Columbia
         Facility.

         EEOC and OWFG agree to act promptly, reasonably and in good faith to negotiate the terms of a sale by EEGC and purchase by OWFG of the McBride, British Columbia facility, from which the Products are produced, and to complete such negotiations within 150 days of the execution of this Agreement. OWFG may either proceed with or not proceed with entering into a binding purchase contract for such facility after completion of such negotiations. OWFG in its sole discretion, may then decide whether or not it wishes to proceed on the terms and conditions satisfactorily negotiated by both parties.

7.2      Agreement Subject to Negotiations.

         In the event the negotiations for the sale and purchase of the McBride, British Columbia facility are not satisfactorily completed within 150 days of the execution of this Agreement, OWFG may in its sole discretion immediately terminate this Agreement without any liability, claim or recourse by EEGC against OWFG.

8.       NOTICES

8.1      Notices.

         All written notices, consents and approvals permitted or required to be given hereunder shall be in writing, shall be delivered or telecopied and shall be deemed to have been given and received when delivered in person addressed to the persons set forth below, or when communicated by tolecopy during normal business hours (and otherwise on the next business day):

                  if to the EEOC, addressed to:

                  ecoTech Energy Group (Canada) Inc.,
                  101 - 26633 Gloucester Way, Langley
                  British Columbia, V4W 3S8

                  Attention: Cohn Victor Hall

                  if to the OWFG, addressed to:

                  Overwaitea Food Group Limited Partnership
                  19855 92A Avenue, Langley
                  British Columbia, V1M3B6

                  Attention: Blendle Scott (with a copy to the Legal Department)

Any party may from time to time by notice in writing given pursuant to the terms hereof change its address for the purpose of this Agreement.

9.       MISCELLANEOUS

9.1      Nature of Relationship.

         It is understood and agreed by the parties hereto that this Agreement does not create any fiduciary relationship between them, and that nothing in this Agreement is intended to make any party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose.

9.2      Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the supply and purchase of Products and no prior warranties or representations, collateral or otherwise, prior stipulations, agreement or understanding, verbal or otherwise, shall be valid or enforceable unless embodied in this Agreement.

9.3      Non-Waiver.

         The failure of the OWFG to insist upon the strict performance of any of the agreements, terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that the OWFG may have and shall not be deemed a consent, acquiescence or waiver of any subsequent breach or default in respect of any such agreement, terms, covenants and conditions whether of the same or a different character.

9.4      Non-Transfer.

         This Agreement and all benefit derived therefrom is non-transferable and not assignable by the EEGC, except with the prior written consent of the OWFG which may be arbitrarily withheld. Notwithstanding any such consent being given by the OWFG and any such transfer or assignment being effected, the EEOC shall remain liable to the OWFG for any and all obligations incurred to the date of the transfer or assignment.

9.5      Severability.

         If any covenant, term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions, terms and provisions of this Agreement shall nevertheless remain in full force and effect, and no covenant, term or provision shall be deemed dependent upon any other covenant, term or provision unless so expressed herein.

9.6      Time of Essence.

         Time is of the essence in this Agreement.

9.7      Enurement.

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns as the case may be.

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

9.8      Cumulative Remedies.

         All rights and remedies of each party shall be cumulative and none of them shall limit or exclude any other right or remedy provided by this Agreement or by law.

9.9      Credit Inquiries.

         The EEGC agrees that the OWFG may conduct investigations and make inquiries of such person or persons as the OWFG, in its reasonable judgment, deems appropriate concerning the credit standing, character and qualifications of the EEOC. The EEOC, by its execution hereof, consents and agrees to the conduct of such investigations and the making of such inquiries by the OWFG and covenants and agrees to provide the OWFG with such information as it may request in relation to its respective credit standing.

9.10     Recitals.

         The parties hereby acknowledge and declare that the foregoing recitals are true and correct in substance to the best of each party's respective knowledge, and are incorporated to and form part of this Agreement.

10.      CONFIDENTIAL INFORMATION

10.1     Confidential Information.

         The EEGC will keep strictly confidential all information (hereinafter called the "Confidential Information") regarding the business or activities of the OWFG that the EEOC may acquire, see, or be informed of as a direct or indirect consequence of negotiating or entering into this Agreement or any other transaction with the OWFG, including without limitation, anything in relation to this transaction. Confidential Information shall not include information that is in the public domain, that was known to the EEOC at the time of exposure to the EEOC, or that is learned by the EEOC hereafter by independent discovery or through a third party without breach of an obligation of confidentiality or good faith. The EEGC will not use, duplicate, or disclose to any other person or corporation, any Confidential Information or any recollections thereof, except as first authorized by the OWFG in writing. EEOC shall not make reference to OWFG for any promotional, public or any other business purpose without OWFG's prior written consent.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

EcoTECH Energy Group (Canada) Inc.
By its authorized signatory(ies)


------------------------------------
Colin Victor Hall


overwaitea Food Group Limited Partnership by its General Partner, Overwaitea Food Group Ltd.,
By its authorized signatory(ies)


------------------------------------
Blendle Scott

                             Schedule "A" (Products)



Redacted

                                  SCHEDULE "B"
                                 PRODUCTS VOLUME